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                                                                     EXHIBIT 3.2



                                   BY - LAWS

                                       OF

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION

                            (A DELAWARE CORPORATION)

                             ______________________

                                   ARTICLE I

                                  Stockholders

       Section 1.1. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board of Directors. Notice of time, place and purpose or purposes of such meeting shall be given no fewer than 10 nor more than 60 days before said meeting by mailing postage prepaid or delivering personally such notice, signed by the Chairman of the Board, the President, a Managing Director, a Vice President, the Secretary or an Assistant Secretary, to each stockholder of record entitled to vote at such meeting at his address as it appears on the stock ledger of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case they shall be mailed to the address designated in such request.

       Section 1.2. Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 1.3. Special meetings of the stockholders may be called by the Chairman of the Board or the President or by order of the Board of Directors. Notice of any special meeting, stating
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the time, place and purpose or purposes thereof, shall be given by mail to the stockholders in the manner provided in Section 1.1 for the calling of annual meetings of stockholders.

       Section 1.4. Notice of any annual or special meeting shall not be required to be given to any stockholder who shall waive such notice in writing or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 1.5. At any meeting of stockholders, unless otherwise provided by law, stockholders entitled to cast a majority of the votes thereat, present either in person or by proxy, shall constitute a quorum and any question brought before such meeting shall be decided by the stockholders owning a majority of the capital stock represented at such meeting, voting either in person or by proxy. If a quorum shall not be present at any meeting, a majority of stockholders present may have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present.

       Section 1.6. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

       Section 1.7. The Chairman of the Board, or in his absence the President, or in his absence one of the other Directors, shall preside at all meetings of stockholders, and the order in which the business thereof shall be disposed of, in the absence of a contrary vote by stockholders, shall be determined by the presiding officer.
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                                   ARTICLE II
                               Board of Directors

       Section 2.1. The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors. The number of Directors constituting the Board of Directors shall be as determined from time to time by the Board of Directors by a vote of a majority of Directors then in office, and until the first such determination shall be [FOUR].

       Section 2.2. At each annual meeting of stockholders each of the Directors shall be elected to serve until his successor is elected and qualified or until his earlier resignation or removal.

       Section 2.3. As promptly as practicable after each annual meeting of stockholders for the election of Directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. If such meeting is not a regular meeting, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors.

       Section 2.4. The Board of Directors shall hold regular meetings at such time and place, within or without the State of Delaware, as may be determined from time to time by the Board of Directors, the Chairman or the President. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

       Section 2.5. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and either of them shall call a special meeting whenever requested to do so by any two members of the Board of Directors. Notice of such meeting shall be mailed to each Director addressed to him at his usual residence or place of business at least two days before the day on which such meeting is to be held, or shall be sent to him at such address by mail, telegram,





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telecopy or telex or given personally or by telephone not later than the day before such meeting is to be held.

       Section 2.6. Notice of any annual or special meeting shall not be required to be given to any director who shall waive such notice in writing or who shall attend such meeting in person unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 2.7. Except as otherwise required by law, one-third of the number of Directors (but not fewer than two Directors), as fixed from time to time, shall constitute a quorum.

       Section 2.8. Directors, as such, shall be entitled to receive such compensation, if any, and such fees, if any, for attendance as the Board of Directors shall fix from time to time. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

       Section 2.9. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, unless otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

       Section 2.10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

       Section 2.11. Directors and members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons





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participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

       Section 2.12. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                                  ARTICLE III
                                   Committees

       Section 3.1. The Board of Directors may from time to time designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent permitted by law, shall exercise all the powers of the Board of Directors permitted by the laws of the State of Delaware and may authorize the seal of the Corporation to be affixed to all papers which
may require it.   Such committees shall determine their own quorums and adopt their own rules of procedure and shall hold meetings upon request of any member thereof.

       Section 3.2. No such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law, the certificate of incorporation, or these By-Laws to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.





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       Section 3.3.  Unless otherwise ordered by the Board of Directors, in the absence or disqualification of any member of any such committee, whether or not such member or members constitute a quorum, the member or members present at any meeting and not disqualified from voting may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       Section 3.4. The Board of Directors may fill any vacancy in any committee.

                                   ARTICLE IV
                             Officers and Employees

       Section 4.1. The Board of Directors, at its first meeting and at its first meeting after each annual meeting of stockholders, may elect a Chairman of the Board, who shall be a director; one or more vice Chairmen of the Board, who shall be directors; a President, who shall be a director; one or more Managing Directors, who may be directors; a Secretary; a Treasurer; a Controller; one or more Vice Presidents (any one or more of whom may be designated Executive Vice Presidents or Senior Vice Presidents); one or more Assistant Secretaries; one or more Assistant Treasurers; and such other officers as they may deem fit. Each such officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may provide for the election or appointment of officers who are not members of the Board of Directors in such manner as the Board of Directors may determine or delegate. All officers elected or appointed pursuant to this paragraph shall hold office at the pleasure of the Board of Directors. The compensation of officers shall be fixed either by the Board of Directors or as the Board of Directors may determine or delegate.





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       Section 4.2.  All other agents and employees of the Corporation shall be appointed, their duties prescribed and other compensation fixed by the Board of Directors, the Chairman of the Board, the President or any officer authorized to do so by any of the foregoing.

       Section 4.3. Any or all of the officers or employees of the Corporation may be required to give such bonds as the Board of Directors may determine.

       Section 4.4. The Chairman of the Board shall have general supervision of the policies and operations of the Corporation on behalf of the Board of Directors and shall be the chief executive officer of the Corporation. He shall preside at the meetings of the stockholders and at meetings of the Board of Directors. The Chairman shall have the power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.5. The President of the Corporation participate in the supervision of the policies of the Corporation on behalf of the Board of Directors and shall manage and administer the Corporation's operations. He shall perform all duties incident to the office of President, and, except as these By-Laws otherwise provide or the Board of Directors or the Chairman of the Board shall otherwise direct, in the event of the absence or disability of the Chairman of the Board shall act in his place and assume his duties. The President shall have the power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments. In the absence of the President, such officer as the Board of Directors or the Chairman of the Board may designate shall act in his stead.





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       Section 4.6.  Each Vice Chairman of the Board, if any, shall participate in the supervision of the policies and operations of the Corporation on behalf of the Board of Directors, and shall have such duties as shall be assigned to him by the Board of Directors or the Chairman of the Board. Each Vice Chairman shall have the power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.7. Each Managing Director, if any, shall have the duties and authority usually pertaining to such office and such other duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President. Unless otherwise ordered by the Board of Directors, each Managing Director shall have the power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.8. Each Vice President, if any, shall have the duties and authority usually pertaining to such office and such other duties as shall be assigned to him by the Board of Directors, the Chairman of the Board or the President. Unless otherwise ordered by the Board of Directors, each Vice President shall have the power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.9. The Treasurer shall have the supervision and care of all the funds and securities of the Corporation. He shall keep permanent records of the evidences of property or indebtedness and all fiscal transactions of the Corporation. He shall perform all acts incident to the office of the Treasurer and shall have such further duties as the Board of Directors shall assign to him. Unless otherwise ordered by the Board of Directors, the Treasurer shall have the power to





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conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.10. The Controller shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the accounting and bookkeeping of the Corporation. He shall exercise general supervision over, and be responsible for, the operation of all matters pertaining to the auditing of the Corporation. He shall render to the Board of Directors such regular statements and reports as may be requested of him and such other reports as in his judgment are necessary in the performance of his duties. He shall perform all acts incident to the office of Controller and shall have such further duties as the Board of Directors shall assign to him. Unless otherwise ordered by the Board of Directors, the Controller shall have the Power to conduct any and all business on behalf of the Corporation, and in connection with the business of the Corporation, to sign and deliver on behalf of the Corporation any contract, agreement and any and all other documents and instruments.

       Section 4.11. The Secretary shall keep the minutes of all meetings of the Board of Directors and of all meetings of the stockholders; he shall attend to the giving and receiving of all notices of and to the Corporation; he may sign, with other authorized officers, all contracts, instruments or other documents in the name of the Corporation and may affix or cause to be affixed thereto the seal of the Corporation, of which he shall be the custodian; he shall be empowered to certify resolutions of the Directors or stockholders of the Corporation; and he shall in general perform all the duties and exercise all the powers normally incident to the office of Secretary and shall have such further duties as the Board of Directors shall assign to him.

       Section 4.12. Any Assistant Treasurer shall perform such duties as may be designated by the Board of Directors, the Chairman of the Board or the President. In the absence or inability of





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the Treasurer to act, or at the behest of the Treasurer, any Assistant
Treasurer may perform all the duties and exercise all the powers of the Treasurer.

       Section 4.13. Any Assistant Secretary shall perform such duties as may be designated by the Board of Directors, the Chairman of the Board or the President. Any Assistant Secretary may perform all the duties and may exercise any of the Powers of the Secretary.

       Section 4.14. All other Officers of the Corporation shall perform such duties as may be designated by the Board of Directors, the Chairman of the Board, the President or any officer authorized to do so by any of the foregoing.

       Section 4.15. All agreements, checks, orders and other instruments and documents shall be signed by the officers authorized in these By-Laws to do so or by such other officers or by such employees and agents other than officers as the Board of Directors, the Chairman of the Board or the President shall authorize, subject to such restrictions as shall be prescribed in connection with such authorization. The Board of Directors may delegate to one or more officers of the Corporation all or part of the authority to grant signing powers contained in this Section 4.15.

                                   ARTICLE V
                                      Seal

       Section 5.1. The Corporation shall have a seal which shall be in such form as the Board of Directors shall approve.

                                   ARTICLE VI
                                 Capital Stock

       Section 6.1. All certificates of stock shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President (who may be an Executive Vice President or a Senior Vice President), and the Treasurer or an Assistant Treasurer or the Secretary or an





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Assistant Secretary.  The signatures may be facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

       Section 6.2. No transfer of stock of the Corporation shall be permitted except upon the surrender of the outstanding certificate of stock. No new certificate shall be issued until the former certificate is canceled, except that in the case of loss or destruction of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.

       Section 6.3. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                     Voting of Stock of Other Corporations

       Section 7.1. Shares of the capital stock of other corporations held by the Corporation shall be voted in such manner as may be determined by the Chairman of the Board or the President, unless otherwise ordered by the Board of Directors.





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                                  ARTICLE VIII
                                   Amendments

       Section 8.1. Except as may be otherwise provided by law, these By-Laws may be altered or repealed at any meeting of the Board of Directors, whether or not such alteration or repeal shall or may affect any By-Law which does or may be deemed to limit the powers of the Directors. Stockholders may make additional By-laws and may alter and repeal any By- Laws whether adopted by them or otherwise.

                                   ARTICLE IX
                                Indemnification

       Section 9.1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law and pursuant to Section 145 of the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended, any person who has or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.





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